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EXHIBIT 10.6

                              EMPLOYMENT AGREEMENT


         This Employment Agreement (the "Agreement") is made as of April 2, 2001, between US Dataworks, Inc. (the "Company"), and Terry Stepanik ("Stepanik"). In consideration of the terms and conditions herein, the parties agree as follows:


                                    ARTICLE 1
                               General Provisions

         Section 1.01. COMMENCEMENT. Mr. Stepanik's employment pursuant to this Agreement shall commence on April 2, 2001, and all prior employment arrangements are hereby superceded by this agreement.

         Section 1.02. PROBATIONARY PERIOD. Mr. Stepanik shall not be subject to a 90-day probationary period.

         Section 1.03. TERM OF EMPLOYMENT. Subject to earlier termination as specifically set forth herein, the initial term of employment shall be two (2) years, commencing on April 2, 2001, and ending on April 2, 2003. Employment shall be governed by the laws of the State of California. The Company may terminate this Agreement and Employee's employment with the Company at any time for cause by giving notice to the Employee of such termination. For purposes of this section "cause" shall mean any material fraud, dishonesty, embezzlement, gross negligence or criminal conviction. This Agreement and Employee's employment with the Company may be terminated without cause by either party by giving notice to the other party that this Agreement shall terminate and setting forth a date of termination not less than 30 days following the giving of notice to the other party. Notwithstanding any of the foregoing, termination of Employee's employment by the Company (unless for cause) shall not in any way affect any compensation, benefits or other consideration (including commissions) to which Employee may be entitled hereunder.

         Section 1.04. TERMINATION OBLIGATIONS: RETURN OF COMPANY PROPERTY. Upon termination of this Agreement, Mr. Stepanik shall promptly return all Company property.

                                    ARTICLE 2
                 POSITION AND DUTIES; OTHER BUSINESS ACTIVITIES

         Section 2.01. POSITION. Mr. Stepanik's position shall be President for the Company. Mr. Stepanik hereby agrees to perform such services and accepts such employment upon the terms and conditions herein set forth.


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         Section 2.02. DUTIES. Mr. Stepanik shall perform such services for the
Company as may be assigned to him by the Company and its parent company, Sonicport, Inc. ("SPO") its Board of Directors and/or Executive Officers which reasonably serve the purpose of this Agreement and/or meet the needs of Company.

         Section 2.03. FULL ATTENTION TO BUSINESS. During said employment, Mr. Stepanik shall devote his full business time, energies, interest, abilities and productive efforts to the business of the Company and its affiliates or subsidiaries. Without the Company's written consent, Mr. Stepanik shall not render any kind of services to others for compensation and, in addition, shall not engage in any activity which conflicts or interferes with his performance of duties hereunder.

         Section 2.04. COVENANT NOT TO COMPETE DURING TERM. During said employment, Mr. Stepanik shall comply in all respects with the Company's policies with respect to conflicts of interest. Mr. Stepanik shall not, without the prior written consent of the Chief Executive Officer and/or Board of Directors of Sonicport, Inc., engage in or be interested, directly or indirectly, in any business or operation competitive with the Company or any of Company's related or affiliated companies. For the purpose of this paragraph, Mr. Stepanik shall be deemed to be interested in a business or operation which is competitive with the Company if Mr. Stepanik is interested in such business or operation as a stockholder of 5% or more of the issued and outstanding common stock, director, officer, employee, agent, partner, individual proprietor, lender, consultant, or independent contractor.

         Section 2.05. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. Mr. Stepanik acknowledges that in connection with this Agreement and his performance hereunder, he may acquire or learn "Confidential Information" of the Company by virtue of a relationship of trust and confidence between Mr. Stepanik and the Company. Mr. Stepanik warrants and agrees that during his said employment and thereafter, he shall not disclose to anyone (other than to officers of Company or to such other persons as such officers may designate), or use, except in the course of his employment, any Confidential Information acquired by him in the course of or in connection with his employment. As used herein, the term "Confidential Information" shall include, but not be limited to: all information of any type or kind, whether or not reduced to a writing and whether or not conceived, originated, discovered or developed in whole or in part by Mr. Stepanik, which is directly related to Company, its operations, policies, agreements with third parties, its financial affairs and related matters, including business plans, strategic planning information, product information, purchase and sales information and terms, supplier negotiation points, styles and strategies. contents and terms of contracts between the Company and suppliers, advertisers, vendors, contact persons, terms of supplier and/or vendor contracts or particular transactions, potential suppliers and/or vendors, or other related data; marketing information such as but not limited to, prior, ongoing or proposed marketing programs, presentations, or agreements by or on behalf of the


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Company, pricing information, customer bonus programs, marketing tests and/or results of marketing efforts, computer files, lists and reports, manuals and memos pertaining to the business of the Company, lists or compilations of vendor and/or supplier names, addresses, phone numbers, requirements and descriptions, contract information sheets, compensation requirements or terms, benefits, policies, and any other financial information whether about the Company, entities related or affiliated with the Company or other key information pertaining to the business of the Company, including but not limited to all information which is not generally available to or known in the information services industry (or is available only as a result of an unauthorized disclosure) and is treated by the Company as "Confidential Information" during the term of this Agreement, regardless of whether or not such Information is a "trade secret" as otherwise defined by applicable law.

         Section 2.06. NO SOLICITATION OF EMPLOYEES. Mr. Stepanik specifically agrees that during his said employment, and for a period of two (2) years after his termination of employment with the Company, Mr. Stepanik shall not, directly or indirectly, either for himself or for any other person, firm, corporation or legal entity, solicit any individual then employed by the Company to leave the employment of the Company.

         Section 2.07. OWNERSHIP OF WORK PRODUCT AND IDEAS. During Mr. Stepanik's said employment, any discoveries, inventions, patents, materials, licenses and ideas relating to Mr. Stepanik's services hereunder, whether or not patentable or copyrightable and whether created by Employee during the term of this Agreement or owned by the Company prior to or after the execution of this Agreement ("Work Product") and all business opportunities within the industry ("Opportunities") introduced to Mr. Stepanik by Company will be owned by the Company, and Mr. Stepanik will have no personal interest in such, except to the extent that Mr. Stepanik invests in the same or the Company allows Mr. Stepanik to participate in or have other rights to such Work Product or Opportunities during the term hereof or upon the termination of this Agreement. Mr. Stepanik will, in such connection, promptly disclose any such Work Product and Opportunities to the Company and, upon request of the Company, will assign to the Company all right in such Work Product and Opportunities.


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                                    ARTICLE 3
                             COMPENSATION: BENEFITS

         Section 3.01. SALARY. The Company shall pay Mr. Stepanik Four-thousand six-hundred fifteen dollars and thirty-eight cents ($4,615.38) on a bi-weekly basis, for an annualized base salary of One Hundred Twenty Thousand Dollars ($120,000.00).

         Section 3.02. COMMISSION. Employee shall receive certain sales commission amounts to be calculated based on revenue and sales commission percentages. Revenue includes, but is not limited to, license fees, custom code, implementation services, consulting, transaction fees and maintenance charges paid by the Company's customer. Employee shall be entitled to receive such sales commissions on Revenue generated from the contract for the first two years of the life of a contract entered into with the Company's customer (to and through the contract's second anniversary). All contracts existing on the date hereof shall be treated as though such contract began on the date hereof Commission percentages are defined as follows:

         (i) A 6% sales commission shall be paid on all sales generated by the Employee primarily through his own contacts, initiatives and efforts.

         (ii) A 2% sales commission shall be paid on all sales generated by the Company's business partners, including but not limited to CheckFree Corporation, where the majority of the sales effort is provided by the efforts of the business partner.

         (iii) A 1% sales commission shall be paid on all sales generated by any Company sales person under the direct supervision of the Employee.

All commissions shall be paid to Employee within two pay periods of receipt of good funds by the Company from its customer. Employee shall be entitled to commissions as set forth in this Section 3.02 notwithstanding termination or expiration of this Agreement unless Employee voluntarily terminated or was terminated by the Company for cause.

         Section 3.03. BONUS. Mr. Stepanik shall be eligible for a discretionary performance bonus which shall be determined by the Chief Executive Officer of SPO and/or the Board of Directors.

         Section 3.04. PAID VACATION. Mr. Stepanik shall be entitled to two weeks of paid vacation during each year of service or such longer amount of vacation time as Employee and the Corporation shall mutually agree upon, for each year of employment under this Agreement.


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         Section 3.05. STOCK OPTION PLAN ELIGIBILITY. Mr. Stepanik shall be granted as of the date hereof options, in accordance with SPO's Stock Option Agreement, on a total of Two Hundred and Twenty Five Thousand (225,000) common shares of the company (AMEX: SPO) according to the following vesting schedule:

         25,000 shares shall vest 120 days after employment begins;

         35,000 shares shall vest 6 months after employment begins;

         50,000 shares shall vest 12 months after employment begins; and

         115,000 shares shall vest 18 months after employment begins.

         The exercise price of all options shall be the closing bid listed on the American Stock Exchange for Sonicport, Inc. (AMEX:SPO) on the day of execution of this agreement. The options shall have a cashless exercise feature.

         In addition, Mr. Stepanik shall be eligible to purchase options on additional common shares of SPO on an annual basis, pursuant to SPO's Incentive Stock Option Plan.

         Section 3.06. OTHER BENEFITS. During the term of this Agreement, and subject to the terms and provisions of such plans or policies regarding continuation rights, if any, Mr. Stepanik shall be entitled to participate in present and future employee benefit plans which are available to SPO's employees of similar rank and title, subject to eligibility requirements thereunder; provided, however, the Company reserves the right to modify or terminate such benefits at any time, without notice, and without further recourse by Mr. Stepanik.

         Section 3.07 REIMBURSEMENT OF EXPENSES. The Company shall reimburse Employee for all expenses incurred by him in the performance of his duties hereunder including, without limitation, expenses incurred for transportation, accommodations, entertainment and otherwise in connection with the business of the Company, such reimbursement to be paid promptly to Employee and advance approval to be requested by Employee in accordance with the customary procedures followed by the Company for reimbursement of expenses generally.

         Section 3.08. DISABILITY. In the event Employee fails or becomes unable to substantially perform his duties under this Agreement due to illness or mental or physical disability, and such failure or inability continues for any consecutive six-month period, the Company shall have the option to terminate this Agreement by giving written notice to Employee thereof at least 30 days prior to the effective date of termination. In the event the Company terminates Employee's employment with the Company pursuant to


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this Section 3.08, the Company shall continue to pay Employee the salary, bonuses and commissions to which he would be entitled in his capacity as an officer and/or employee of the Company for a period of 30 days following the date of termination of Employees employment. The provisions of this Section 3.08 shall survive the termination of the Agreement and remain in full force and effect until the Company has fully satisfied all of its payment obligations hereunder.


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                                    ARTICLE 4
                            MISCELLANEOUS PROVISIONS

         Section 4.01. ENTIRE AGREEMENT. This Agreement contains the entire Agreement between the Parties and supersedes all prior oral and written Agreements, understandings, commitments, or practices between the Parties. Other than as expressly set forth herein, Mr. Stepanik and the Company acknowledge and represent that there are no other promises, terms, conditions or representations (verbal or written) regarding any matter relevant hereto. No supplement, modification, or amendment of any term, provision or condition of this Agreement shall be binding or enforceable unless evidenced in writing and executed by the Parties.

         Section 4.02. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, and the venue of any litigation commenced hereunder shall be Houston, Texas.

         Section 4.03. INJUNCTIVE RELIEF. Mr. Stepanik acknowledges that his services are of a special, unique, unusual, extraordinary and intellectual character, which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. If he should breach this Agreement, in addition to its rights and remedies under general law, the Company shall be entitled to seek equitable relief by way of injunction or otherwise.

         Section 4.04. PARTIAL INVALIDITY. If the application of any provision of this Agreement, or any section, subsection, subdivision, sentence, clause, phrase, word or portion of this Agreement should be held invalid or unenforceable, the remaining provisions thereof shall not be affected thereby, but shall continue to be given full force and effect as if the invalid or unenforceable provision had not been included herein.

         Section 4.05. NOTICES. Notices given under this Agreement may be given by registered or certified mail, return receipt requested, or by delivery to the respective addresses of the Parties. For Mr. Stepanik that address shall be 5415 Foresthaven, Houston, Texas 77066. For the Company, it shall be addressed to Mr. David Baeza, CEO, Sonicport, Inc. 21621 Nordhoff Street, Chatsworth, CA 91311. A mailed notice shall be deemed given two (2) business day after mailing.

         Section 4.06. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         Section 4.07. ASSIGNMENT. This Agreement may not be assigned or encumbered in any way by Mr. Stepanik. The Company may assign this Agreement to any successor


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(whether by merger, consolidation, or purchase of the Company's stock) to all or a controlling interest in the Company's business, in which case this Agreement shall be binding upon and inure to the benefit of such successor(s) and assign(s).

         Section 4.08. LIMITATION ON WAIVER. A waiver of any term, provision or condition of this Agreement shall not be deemed to be, or constitute a waiver of any other term, provision or condition herein, whether or not similar. No waiver shall be binding unless in writing and signed by the waiving party.

         Section 4.09. ATTORNEYS' FEES. In the event that any proceeding is commenced involving the interpretation or enforcement of the provisions of this Agreement, the Party prevailing in such proceeding shall be entitled to recover its reasonable costs and attorneys' fees.

         Section 4.10. ARBITRATION. If a dispute or claim shall arise with respect to any of the terms or provisions of this Agreement, or with respect to the performance by either of the parties under this Agreement, then either party may, by notice as herein provided, require that the dispute be submitted under the Commercial Arbitration Rules of the American Arbitration Association to an arbitrator in good standing with the American Arbitration Association within fifteen (15) days after such notice is given. The written decision of the single arbitrator ultimately appointed by or for both parties shall be binding and conclusive on the parties. Judgment may be entered on such written decision by the single arbitrator in any court having jurisdiction and the parties consent to the jurisdiction of the courts of the state of California for this purpose. Any arbitration undertaken pursuant to the terms of this section shall occur in the state of Texas.

         Section 4.11. TAXES. Any income taxes required to be paid in connection with the payments due hereunder shall be borne by the party required to make such payment. Any withholding taxes in the nature of a tax on income shall be deducted from payments due, and the party required to withhold such tax shall furnish to the party receiving such payment all documentation necessary to prove the proper amount to withhold of such taxes and to prove payment to the tax authority of such required withholding.

         Section 4.12. NOT FOR THE BENEFIT OF CREDITORS OR THIRD PARTIES. The provisions of this Agreement are intended only for the regulation of relations among the parties. This Agreement is not intended for the benefit of creditors of the parties or other third parties and no rights are granted to creditors of the parties or other third parties under this Agreement.


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         IN WITNESS WHEREOF, this Agreement is executed in Los Angeles,
California on the dates set forth below.


Dated: April 2, 2001
       ---------------
                                      Terry Stepanik

                                      /s/ Terry Stepanik
                                      US DATAWORKS, INC.


Dated: April 2, 2001                  /s/ David Baeza
       ---------------                ---------------
                                      David Baeza
                                      President and CEO
                                      Sonicport, Inc.